Exhibit (a)
JOINT FILING AGREEMENT
     The undersigned hereby agree that Amendment No. 16 to the Statement on Schedule 13D relating to units of limited partnership interest in Riverside Park Associates Limited Partnership, filed by the undersigned, and all further amendments to such Statement on Schedule 13D, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: October 1, 2007

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Martha Long
Martha Long
Senior Vice President

AIMCO-GP, INC.
By:	/s/ Martha Long
Martha Long
Senior Vice President

AIMCO PROPERTIES, L.P.
By:	AIMCO-GP, INC.
(General Partner)

By:	/s/ Martha Long
Martha Long
Senior Vice President